[For SEC Filing
PRICING SUPPLEMENT NO. 1      Dated:  October 4, 1996  Purposes Only:
(To Prospectus Dated July 15, 1994, and                Rule 424(b)(2)
Prospectus Supplement dated May 22, 1996)          File No. 33-54533]


                             $275,400,000
                       BOISE CASCADE CORPORATION
                      Medium-Term Notes, Series A
                Due 9 Months or More from Date of Issue


Date of Issue:    October 9, 1996   Principal Amount: $  25,000,000

Stated Maturity:  October 11, 2004  Issue Price (As a Percentage of
                                    Principal Amount):  100%

Form of Note:                      Interest Rate/Initial
                                     Interest Rate: 7.35%

  X   Global                       Redemption Provisions:  N/A

_____ Definitive

  X   Fixed Rate Note

_____ Floating Rate Note:

_____ Commercial Paper Rate Note     _____ LIBOR Note
                                     _____ LIBOR Telerate
_____ Federal Funds Effective Rate   _____ LIBOR Reuters
        Note
                                     _____ Treasury Rate Note
_____ Other

Spread: +/- ________________________   Maximum Interest Rate: _______%

Spread Multiplier: _________________%  Minimum Interest Rate: _______%

Index Maturity: _____________________

Interest Reset Period: ______________________________________________
                       (daily, weekly, monthly, quarterly,
                        semiannually, or annually)

Interest Payment Dates: _________  Regular Record Dates: ____________


Interest Reset Dates: _________ Interest Determination Dates: _______

Calculation Agent: ____________ Calculation Dates: __________________


Additional Terms: Salomon Brothers has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Salomon Brothers.




            GOLDMAN, SACHS & CO.      SALOMON BROTHERS INC